CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated August 13, 2014 relating to the balance sheet of Well Power, Inc. as of April 30, 2014 and the related statements of operations, changes in stockholders’ deficit and cash flows for the year then ended. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

December 1, 2014